UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2016

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 18th Floor New York, New York		10017
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On November 8, 2016, (a) Seritage SRC Finance LLC and Seritage KMT Finance LLC, two wholly-owned subsidiaries of Operating Partnership, as borrowers (together, the “Mortgage Borrower”), and certain other subsidiaries of Operating Partnership, entered into an amendment to the company’s loan agreement, dated July 7, 2015 (the “Mortgage Loan Agreement”), with Strategic Asset Services LLC (the “Servicer”), in its capacity as the primary servicer under the Mortgage Loan Agreement; and (b) Seritage SRC Mezzanine Finance LLC and Seritage KMT Mezzanine Finance LLC, two wholly-owned subsidiaries of Operating Partnership and the parent companies of the Mortgage Borrower, as borrowers, entered into an amendment to the company’s mezzanine loan agreement, dated July 7, 2015 (the “Mezzanine Loan Agreement” and, together with the Mortgage Loan Agreement, the “Loan Agreements”) with the Servicer.

The Company and the Servicer entered into these amendments to resolve a disagreement regarding one of the cash flow sweep provisions in our Loan Agreements.  The principal terms of these amendments are that the Company has (i) posted $30,000,000, and will post $3,300,000 on a monthly basis, to a redevelopment project reserve account, which amounts may be used by the Company to fund redevelopment activity and (ii) extended the spread maintenance provision for prepayment of the loan by two months through March 9, 2018 (with the spread maintenance premium for the second month at a reduced amount).

The foregoing descriptions of the amendments to the Loan Agreements do not purport to be complete and are qualified in their entirety by reference to such amendments, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the amendments to the Loan Agreements is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES
By:	/s/ Matthew Fernand
Matthew Fernand
Executive Vice President, General Counsel & Secretary

Date: November 9, 2016